Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Eva Live, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2026, with respect to the financial statements of Eva Live Inc. for the years ended December 31, 2025, and 2024, included in the December 31, 2025, Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Lateef Awojobi

LAO PROFESSIONALS

PCAOB No:7057

Lagos, Nigeria

March 18, 2026